UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 14, 2011

Date of Report (Date of earliest event reported)

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number

1-16169	EXELON CORPORATION (a Pennsylvania corporation) 10 South Dearborn Street P.O. Box 805379 Chicago, Illinois 60680-5379 (312) 394-7398	23-2990190

1-1839	COMMONWEALTH EDISON COMPANY (an Illinois corporation) 440 South LaSalle Street Chicago, Illinois 60605-1028 (312) 394-4321	36-0938600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure.

On January 14, 2011, Commonwealth Edison Company (ComEd) issued a press release concerning proposed legislation it is developing with other stakeholders that would facilitate the modernization of the Illinois electric grid. A copy of the press release is attached hereto as Exhibit 99.1.

ComEd and other Illinois utilities and legislators are working to develop legislation that would modernize Illinois’ electric grid. The proposal includes a policy-based approach which would provide a more predictable ratemaking system and would enable utilities to modernize the electric grid and set the stage for fostering economic development while creating and retaining jobs. The current regulatory system has worked well for the past century, but is obsolete in the modern digital economy. Many other states are changing the way they regulate utilities in order to improve the predictability of the ratemaking process.

The proposed legislation would:

•	provide a vehicle for incremental capital spending for distribution system modernization and improved grid reliability,

•

adopt a formula rate process, like that used by the Federal Energy Regulatory Commission (FERC) for transmission, that would make timely determinations of actual costs and true-up rates to reflect actual investments,

•	increase transparency in the ratemaking process, and

•	maintain the role of the Illinois Commerce Commission (ICC) and provide an ability to review the prudency and reasonableness of costs and rates.

The proposed legislation includes a process for determining formula rates that would provide for the recovery of actual costs of service that are prudently incurred and reasonable in amount, reflect the utility’s actual capital structure (excluding goodwill), and include a formula for calculating the return on equity component of the cost of capital.

ComEd has held preliminary discussions with a number of large energy users and other customers, unions, and some policymakers concerning the concept of the proposed legislation, which is expected to be introduced in the Illinois General Assembly before the end of the month. The proposed legislation would apply to electric and gas utilities in Illinois on an opt-in basis. If a utility opts in, the formula rates would replace current rates. The proposed legislation would not provide for any payments to the State of Illinois general fund or have any effect on the Illinois Power Authority (IPA) process for energy procurement.

If the proposed legislation were to be enacted, ComEd would anticipate adopting a formula rate and investing an additional $2.6 billion in capital expenditures over the next ten years to modernize its distribution system and implement smart grid technology, including improvements to cyber security. These investments would be incremental to ComEd’s otherwise planned capital expenditures. However, there can be no assurances that the proposed legislation will be enacted into law or that ComEd will make the anticipated investments.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	ComEd press release

* * * * *

This combined Form 8-K is being furnished separately by Exelon Corporation and ComEd (Registrants). Information contained herein relating to any individual Registrant has been furnished by such Registrant on its own behalf. No Registrant makes any representation as to information relating to any other Registrant.

This Current Report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) Exelon’s 2009 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 18; (2) Exelon’s Third Quarter 2010 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors, (b) Part 1, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part I, Financial Information, ITEM 1. Financial Statements: Note 13; and (3) other factors discussed in filings with the Securities and Exchange Commission by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION

/s/ Matthew F. Hilzinger
Matthew F. Hilzinger
Senior Vice President and Chief Financial Officer
Exelon Corporation

COMMONWEALTH EDISON COMPANY

/s/ Joseph R. Trpik, Jr.
Joseph R. Trpik, Jr.
Senior Vice President, Chief Financial Officer and Treasurer
Commonwealth Edison Company

January 14, 2011

EXHIBIT INDEX

Exhibit No.	Description
99.1	ComEd press release